UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 13, 2011
WEATHERFORD INTERNATIONAL LTD.
(Exact name of registrant as specified in its charter)

Switzerland	001-34258	98-0606750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4-6 Rue Jean-François Bartholoni, 1204 Geneva, Switzerland	Not Applicable
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 41.22.816.1500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Association.
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
INDEX TO EXHIBITS
EX-3.1
EX-4.1
EX-5.1

Item 5.03 Amendment to Articles of Association.
The information under item 8.01 is incorporated herein by reference.
Item 8.01 Other Events.
Effective September 15, 2011, we amended our Articles of Association to reflect changes in our outstanding share capital resulting from our issuance of 4,653,679 registered shares out of authorized capital (the “Shares”) in connection with a recent business acquisition. The amended Articles of Association reflect the increase of our share capital by a total of CHF 5,398,267.64, which is an amount equal to the number of registered shares issued in connection with the transaction noted above times the par value per share of CHF 1.16.
As a result of the issuance, we made corresponding changes to our Articles of Association to reduce our remaining authorized capital by the amount of the capital increase. A copy of our amended Articles of Association is attached hereto as Exhibit 3.1.
On September 13, 2011, we entered into a registration rights agreement (the “Agreement”) with certain shareholders of the business we acquired to register the Shares with the U.S. Securities and Exchange Commission to facilitate the resale of the Shares. On September 15, 2011, we are filing a prospectus supplement covering those Shares under our registration statement on Form S-3 (Registration No. 333-174485) filed with the U.S. Securities and Exchange Commission. A copy of the Agreement is attached to this Form 8-K as Exhibit 4.1 and incorporated herein by reference. In connection with the registration of the Shares, we are filing a legal opinion as Exhibit 5.1 to this Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
3.1	Articles of Association of Weatherford International Ltd. dated September 14, 2011.

4.1	Registration Rights Agreement among Weatherford International Ltd. and certain shareholders dated September 13, 2011.

5.1	Opinion of Baker & McKenzie Geneva regarding the validity of the Shares.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEATHERFORD INTERNATIONAL LTD.
Date: September 15, 2011	/s/ Joseph C. Henry
Joseph C. Henry
Vice President, Co-General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit
Number	Description

3.1	Articles of Association of Weatherford International Ltd. dated September 14, 2011.

4.1	Registration Rights Agreement among Weatherford International Ltd. and certain shareholders dated September 13, 2011.

5.1	Opinion of Baker & McKenzie Geneva regarding the validity of the Shares.